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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of Applied Micro Circuits Corporation of our report dated January 19, 2000 relating to the consolidated financial statements and financial statement schedule of MMC Networks, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California

September 25, 2000